Exhibit 99.1

CONTACT: Lindsey Crabbe	FOR IMMEDIATE RELEASE
(214) 874-2339

CAPSTEAD MORTGAGE CORPORATION
ANNOUNCES FOURTH QUARTER 2013 RESULTS

DALLAS – January 29, 2014 – Capstead Mortgage Corporation (NYSE: CMO) (“Capstead” or the “Company”) today announced financial results for the quarter ended December 31, 2013.

Fourth Quarter 2013 Highlights

•	Generated earnings of $37.0 million or $0.35 per diluted common share
•	Financing spreads on residential mortgage investments increased 38 basis points to 1.25%
•	Mortgage prepayments declined 33% to 17.14 CPR
•	Book value increased $0.12 to $12.47 per common share
•	Agency-guaranteed adjustable-rate mortgage (“ARM”) portfolio ended the year at $13.48 billion with leverage at 8.52 times long-term investment capital

Capstead reported net income of $37.0 million or $0.35 per diluted common share for the quarter ended December 31, 2013.  This compares to net income of $24.7 million or $0.23 per diluted common share for the quarter ended September 30, 2013.  The Company paid a fourth quarter 2013 dividend of $0.31 per common share on January 20, 2014.

Fourth Quarter Earnings and Related Discussion

Capstead is a self-managed real estate investment trust, or REIT, for federal income tax purposes. The Company earns income from investing in a leveraged portfolio of residential adjustable-rate mortgage pass-through securities, referred to as ARM securities, issued and guaranteed by government-sponsored enterprises, either Fannie Mae or Freddie Mac, or by an agency of the federal government, Ginnie Mae.  This strategy of investing in agency-guaranteed ARM securities that reset to more current interest rates within a relatively short period of time positions the Company to benefit from a potential recovery of financing spreads diminished during periods of rising interest rates and can result in smaller fluctuations in portfolio values compared to portfolios containing a significant amount of fixed-rate mortgage securities.

For the quarter ended December 31, 2013, the Company reported net interest margins related to its residential mortgage investments of $43.1 million compared to $30.9 million for the quarter ended September 30, 2013.  Financing spreads on residential mortgage investments averaged 1.25% during the fourth quarter of 2013, an increase of 38 basis points from financing spreads earned during the third quarter of 2013.  Financing spreads on residential mortgage investments is a non-GAAP financial measure based solely on yields on residential mortgage investments, net of borrowing rates on repurchase arrangements and similar borrowings, adjusted for currently-paying interest rate swap agreements held for hedging purposes.

Yields on Capstead’s residential mortgage investments averaged 1.74% during the fourth quarter of 2013, an increase of 38 basis points from yields reported for the third quarter of 2013 primarily because of a $14.2 million decrease in investment premium amortization charges reflected as portfolio yield adjustments.  Investment premium amortization charges were lower for the fourth quarter as a result of a 33% decline in average mortgage prepayment rates over third quarter levels to an annualized constant prepayment rate, or CPR, of 17.14%.  This decline reflects higher prevailing mortgage interest rates which substantially reduced the number of loans backing securities in the portfolio that can be refinanced at lower rates.

The following table illustrates the progression of the Company’s portfolio of residential mortgage investments for the indicated periods (dollars in thousands):

	Quarter Ended December 31, 2013	Year Ended December 31, 2013
Residential mortgage investments, beginning of period	$13,738,311	$13,860,158
Increase (decrease) in unrealized gains on securities classified as available-for-sale	3,036	(101,001)
Portfolio acquisitions (principal amount) at average lifetime
purchased yields of 2.45% and 2.28%, respectively	433,045	3,187,534
Investment premiums on acquisitions	17,024	138,811
Portfolio runoff (principal amount)	(690,742)	(3,483,756)
Investment premium amortization	(24,800)	(125,872)
Residential mortgage investments, end of period	$13,475,874	$13,475,874

Interest rates on repurchase arrangements and similar borrowings, adjusted for portfolio financing-related and currently-paying interest rate swap agreements, averaged 0.49% during the fourth quarter of 2013, unchanged from borrowing rates incurred during the third quarter of 2013.  At December 31, 2013 repurchase arrangements and similar borrowings totaled $12.48 billion, consisting primarily of 30-day borrowings with 22 counterparties at rates averaging 0.38%, before consideration of related currently-paying swap agreements.  Portfolio financing-related swap agreements held by the Company at year-end totaled $6.70 billion notional amount with average contract expirations of 18 months.  These swap agreements consisted of (a) $4.20 billion notional amount of currently-paying swap agreements requiring fixed rate interest payments averaging 0.50% for average remaining interest-payment terms of 14 months, and (b) $2.50 billion notional amount of forward-starting swap agreements with average contract expirations of 25 months that will begin requiring fixed rate interest payments averaging 0.50% for two-year periods that commence on various dates between January and April 2014.  Variable payments that are received by the Company under portfolio financing-related swap agreements typically are based on one-month LIBOR and offset a significant portion of the interest owed on a like amount of the Company’s borrowings under repurchase arrangements.

Capstead’s long-term investment capital, which consists of common and perpetual preferred stockholders’ equity and long-term unsecured borrowings, increased 0.9% during the fourth quarter of 2013 to $1.47 billion at year-end reflecting portfolio and hedge instrument pricing increases and current quarter earnings in excess of common dividend distributions.  Portfolio leverage (related borrowings divided by long-term investment capital) declined to 8.52 to one at December 31, 2013 compared to 8.68 to one at September 30, 2013.

Operating costs as a percentage of average long-term investment capital totaled 1.07% during the fourth quarter of 2013.  This compares to 1.08% during the third quarter of 2013.  For the year operating costs as a percentage of average long-term investment capital totaled 0.89%, significantly lower in comparison to the prior year, and believed to be the lowest of the Company’s mortgage REIT peers.

Book Value per Common Share

The following table illustrates the progression of Capstead’s book value per common share (total stockholders’ equity, less the $172 million aggregate liquidation preference for the Company’s Series E preferred shares, divided by common shares outstanding) for the quarter and year ended December 31, 2013:

	Quarter Ended December 31, 2013		Year Ended December 31, 2013
Book value per common share, beginning of period	$12.35		$13.58
One-time effects of second quarter 2013 redemption of Series A and B preferred shares and issuance of Series E preferred shares	–		(0.28)
Other capital transactions:
Dividend distributions less than (in excess of) core earnings	0.04		(0.08)
Accretion from common share repurchases	–		0.01
Increase related to stock awards	–		0.02
	0.04	0.3%	(0.33)	(2.4)%
Change in unrealized gains and losses on mortgage securities classified as available-for-sale	0.04		(1.05)
Change in unrealized gains and losses on interest rate swap agreements designated as cash flow hedges of:
Borrowings under repurchase arrangements	(0.01)		0.08
Unsecured borrowings	0.05		0.19
	0.08	0.7%	(0.78)	(5.8)%
Book value per common share, end of period	$12.47		$12.47
Increase (decrease) in book value per common share during the indicated periods	$0.12	1.0%	$(1.11)	(8.2)%

Nearly all of Capstead’s residential mortgage investments and all of its interest rate swap agreements are reflected at fair value on the Company’s balance sheet and are therefore included in the calculation of book value per common share.  The fair value of these investments is impacted by market conditions, including changes in interest rates, and the availability of financing at reasonable rates and leverage levels, among other factors.  The Company’s investment strategy attempts to mitigate these risks by focusing on investments in agency- guaranteed residential mortgage pass-through securities, which are considered to have little, if any, credit risk and are collateralized by ARM loans with interest rates that reset periodically to more current levels.  Because of these characteristics, the fair value of Capstead’s portfolio is considerably less vulnerable to significant pricing declines caused by credit concerns or rising interest rates compared to portfolios containing a significant amount of non-agency and/or fixed-rate mortgage securities.

Management Remarks

Commenting on current operating and market conditions, Andrew F. Jacobs, President and Chief Executive Officer, said, “Mortgage prepayment rates declined significantly this quarter to levels not seen since early in 2012, resulting in considerably lower investment premium amortization charges.  Combined with no change in overall rates for our borrowings under repurchase arrangements, we are pleased to report a 38 basis point improvement in financing spreads on residential mortgage investments and higher quarterly earnings.  Given our current expectations for continued favorable mortgage prepayment rates and borrowing costs, we anticipate reporting earnings in 2014 sufficient to pay dividends at or above our 2013 quarterly dividend level.

“We believe our performance during 2013 validates our investment strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.  Our earnings rebounded nicely in the fourth quarter as higher prevailing mortgage interest rates have led to sharply curtailed mortgage refinancing activity.  Further, declines in book value associated with pricing changes caused by higher interest rates have been limited relative to that of companies holding longer duration portfolios.  With this performance, Capstead has earned its widely recognized status as the most defensively-positioned residential mortgage REIT from an interest rate and credit risk perspective.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, January 30, 2014 at 9:00 a.m. ET.  The conference call may be accessed by dialing toll free (888) 317-6016 in the U.S., (855) 669-9657 for Canada, or (412) 317-6016 for international callers.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.capstead.com, and an audio archive of the webcast will be available for approximately 60 days.  The audio replay will be available one hour after the end of the conference call through March 31, 2014.  The replay can be accessed by dialing toll free (877) 344-7529 in the U.S., (855) 669-9658 for Canada, or (412) 317-0088 for international callers and entering conference number 10039296.

Annual Meeting Record Date

The date for the Company’s annual meeting of stockholders has been set for May 28, 2014.  The record date for determining stockholders entitled to notice of and vote at such meeting will be the close of business on March 28, 2014 and the proxy statement and annual report will be mailed to stockholders on or about April 16, 2014.

The Company’s 2014 common share dividend calendar has been set as follows:

Scheduled 2014 Common Share Dividend Dates
Quarter	Declaration Date	Record Date	Payable Date
First	March 13	March 31	April 17
Second	June 12	June 30	July 18
Third	September 11	September 30	October 20
Fourth	December 11	December 31	January 20, 2015

Cautionary Statement Concerning Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning.  Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:

•	changes in general economic conditions;
•	fluctuations in interest rates and levels of mortgage prepayments;
•	the effectiveness of risk management strategies;
•	the impact of differing levels of leverage employed;
•	liquidity of secondary markets and credit markets;
•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;
•	the availability of new investment capital;
•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;
•	changes in legislation or regulation affecting Fannie Mae, Freddie Mac and similar federal government agencies and related guarantees;
•	other changes in legislation or regulation affecting the mortgage and banking industries;
•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;
•	deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities;
•	changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; and
•	increases in costs and other general competitive factors.

In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except ratios and per share amounts)

	December 31, 2013	December 31, 2012
	(unaudited)
Assets
Residential mortgage investments ($13.12 and $13.45 billion pledged under repurchase arrangements at December 31, 2013 and December 31, 2012, respectively)	$13,475,874	$13,860,158
Cash collateral receivable from interest rate swap counterparties	25,502	49,972
Interest rate swap agreements at fair value	5,005	169
Cash and cash equivalents	413,356	425,445
Receivables and other assets	96,231	130,402
Investments in unconsolidated affiliates	–	3,117
	$14,015,968	$14,469,263
Liabilities
Repurchase arrangements and similar borrowings	$12,482,900	$12,784,238
Interest rate swap agreements at fair value	11,304	32,868
Unsecured borrowings	100,000	103,095
Common stock dividend payable	30,872	29,512
Accounts payable and accrued expenses	25,109	22,425
	12,650,185	12,972,138
Stockholders’ equity
Preferred stock - $0.10 par value; 100,000 shares authorized:
$1.60 Cumulative Preferred Stock, Series A,-0- and 186 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	–	2,604
$1.26 Cumulative Convertible Preferred Stock, Series B,-0- and 16,493 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	–	186,388
7.50% Cumulative Redeemable Preferred Stock, Series E,6,861 and -0- shares issued and outstanding ($171,521 aggregate liquidation preference) at December 31, 2013 and December 31, 2012, respectively	165,756	–
Common stock - $0.01 par value; 250,000 shares authorized:
95,807 and 96,229 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	958	962
Paid-in capital	1,329,792	1,367,199
Accumulated deficit	(349,866)	(353,938)
Accumulated other comprehensive income	219,143	293,910
	1,365,783	1,497,125
	$14,015,968	$14,469,263
Long-term investment capital (Stockholders’ equity and unsecured borrowings net of investments in related unconsolidated affiliates prior to dissolving these affiliates in December 2013) (unaudited)	$1,465,783	$1,597,103
Portfolio leverage (Repurchase arrangements and similar borrowings divided by long-term investment capital) (unaudited)	8.52:1	8.00:1
Book value per common share (based on common shares outstanding and calculated assuming liquidation preferences for preferred stock) (unaudited)	$12.47	$13.58

CAPSTEAD MORTGAGE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended December 31		Year Ended December 31
	2013	2012	2013	2012
Interest income:
Residential mortgage investments	$58,454	$60,948	$215,137	$255,931
Other	55	218	322	698
	58,509	61,166	215,459	256,629
Interest expense:
Repurchase arrangements and similar borrowings	(15,392)	(20,672)	(66,368)	(69,101)
Unsecured borrowings	(2,176)	(2,187)	(8,736)	(8,747)
	(17,568)	(22,859)	(75,104)	(77,848)
	40,941	38,307	140,355	178,781
Other revenue (expense):
Miscellaneous other revenue (expense)	(49)	(24)	(300)	(171)
Incentive compensation	(1,150)	(515)	(2,754)	(4,129)
Salaries and benefits	(1,730)	(1,638)	(6,587)	(6,843)
Other general and administrative expense	(1,094)	(1,111)	(4,476)	(4,271)
	(4,023)	(3,288)	(14,117)	(15,414)
Income before equity in earnings of unconsolidated affiliates	36,918	35,019	126,238	163,367
Equity in earnings of unconsolidated affiliates	55	65	249	259
Net income	$36,973	$35,084	$126,487	$163,626
Net income available to common stockholders:
Net income	$36,973	$35,084	$126,487	$163,626
Less dividends on preferred shares	(3,211)	(5,270)	(17,536)	(21,021)
Less redemption preference premiums paid	–	–	(19,924)	–
	$33,762	$29,814	$89,027	$142,605

Net income per common share:
Basic	$0.35	$0.31	$0.93	$1.50
Diluted	0.35	0.31	0.93	1.50

Weighted average common shares outstanding:
Basic	95,276	96,929	95,173	94,593
Diluted	95,454	97,329	95,393	95,012

Cash dividends declared per share:
Common	$0.31	$0.30	$1.24	$1.49
Series A Preferred	–	0.40	0.72	1.60
Series B Preferred	–	0.32	0.57	1.26
Series E Preferred	0.47	–	1.26	–

CAPSTEAD MORTGAGE CORPORATION
CONDENSED QUARTERLY STATEMENTS OF INCOME AND
SELECT OPERATING STATISTICS
(unaudited)

	2013				2012
	Q4	Q3	Q2	Q1	Q4
Condensed Quarterly Statements of Income:
(in thousands, except per share amounts)
Interest income on residential mortgage investments (before investment premium amortization)	$83,254	$85,674	$85,214	$86,867	$90,279
Investment premium amortization	(24,800)	(39,031)	(33,642)	(28,399)	(29,331)
Related interest expense	(15,392)	(15,759)	(16,749)	(18,468)	(20,672)
	43,062	30,884	34,823	40,000	40,276
Other interest income (expense) (a)	(2,066)	(2,074)	(2,015)	(2,010)	(1,904)
	40,996	28,810	32,808	37,990	38,372
Miscellaneous other revenue (expense)	(49)	(86)	(135)	(30)	(24)
Incentive compensation	(1,150)	(1,130)	(123)	(351)	(515)
Salaries and benefits	(1,730)	(1,689)	(1,558)	(1,610)	(1,638)
Other general and administrative expense	(1,094)	(1,203)	(1,098)	(1,081)	(1,111)
	(4,023)	(4,108)	(2,914)	(3,072)	(3,288)
Net income	$36,973	$24,702	$29,894	$34,918	$35,084
Net income per diluted common share	$0.35	$0.23	$0.04	$0.31	$0.31
Core earnings per diluted common share (b)			0.27
Average diluted common shares outstanding	95,454	95,416	95,397	95,450	97,329
Select Operating Statistics:
(dollars in millions, percentages annualized)
Average portfolio outstanding (cost basis)	$13,413	$13,740	$13,506	$13,543	$13,889
Average long-term investment capital (“LTIC”)	1,474	1,476	1,638	1,605	1,639
Financing spreads on residential mortgage investments	1.25%	0.87%	1.00%	1.15%	1.13%
Constant prepayment rate (“CPR”)	17.14	25.49	23.12	20.05	19.99
Operating costs as a percentage of LTIC	1.07	1.08	0.68	0.77	0.79
Return on common equity capital (c)	11.07	7.05	7.97	9.14	8.79

(a)	Consists principally of interest on unsecured borrowings and is presented net of earnings of related statutory trusts. These affiliates were dissolved in December 2013.

(b)	Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 preferred capital redemption and issuance transactions as detailed below. Management believes presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance. The following reconciles this measure for the indicated periods:

	Quarter Ended		Year Ended
	June 30, 2013		December 31, 2013
Net income available to common stockholders/net income per
diluted common share	$4,103	$0.04	$89,027	$0.93
Series A and B redemption preference premiums paid	19,924	0.21	19,924	0.21
Series A and B preferred dividends accruing from the issue date of the Series E preferred shares to the Series A and B redemption date	1,741	0.02	1,741	0.02
Core earnings available to common stockholders/core earnings per diluted common share	$25,768	$0.27	$110,692	$1.16

(c)	Second quarter 2013 return on common equity capital presented above is calculated excluding the one-time effects of the above-mentioned preferred capital transactions. Including these items, the return on common equity capital for the quarter was 1.27%.

CAPSTEAD MORTGAGE CORPORATION
QUARTERLY FINANCING SPREAD ANALYSIS
(unaudited, annualized)

	2013				2012
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Yields on residential mortgage investments: (a)
Cash yields	2.48%	2.50%	2.52%	2.57%	2.60%	2.65%	2.71%	2.74%
Investment premium amortization	(0.74)	(1.14)	(0.99)	(0.84)	(0.84)	(0.79)	(0.67)	(0.60)
Adjusted yields	1.74	1.36	1.53	1.73	1.76	1.86	2.04	2.14
Related borrowing rates: (b)
Unhedged borrowing rates	0.38	0.37	0.39	0.41	0.45	0.41	0.37	0.32
Fixed swap rates	0.52	0.59	0.65	0.71	0.75	0.78	0.80	0.85
Adjusted borrowing rates	0.49	0.49	0.53	0.58	0.63	0.56	0.54	0.49
Financing spreads on residential mortgage investments	1.25	0.87	1.00	1.15	1.13	1.30	1.50	1.65
CPR	17.14	25.49	23.12	20.05	19.99	19.14	16.31	14.97

(a)	Cash yields are based on the cash component of interest income. Investment premium amortization is determined using the interest method and incorporates actual and anticipated future mortgage prepayments. Both are expressed as a percentage calculated on average amortized cost basis for the indicated periods.

(b)	Unhedged borrowing rates represent average rates on repurchase agreements and similar borrowings, before consideration of related currently-paying interest rate swap agreements.

Fixed swap rates represent the average fixed-rate payments made on currently-paying interest rate swap agreements used to hedge short-term borrowing rates and exclude differences between LIBOR-based variable-rate payments received on these swaps and unhedged borrowing rates, as well as the effects of any hedge ineffectiveness.  These factors equated to 21, 18, 19 and 20 basis points on the average currently-paying swap notional amount outstanding for the fourth, third, second and first quarters of 2013, respectively.
Adjusted borrowing rates reflect unhedged borrowing rates, fixed swap rates and the above mentioned factors, calculated on average related borrowings outstanding for the indicated periods.

Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities.  Management believes that presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.  The following reconciles these two measures.

	2013				2012
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Financing spreads on residential mortgage investments	1.25%	0.87%	1.00%	1.15%	1.13%	1.30%	1.50%	1.65%
Impact of yields on other interest-earning assets*	(0.03)	(0.02)	(0.05)	(0.05)	(0.07)	(0.05)	(0.06)	(0.06)
Impact of borrowing rates on unsecured borrowings and other interest-paying liabilities*	(0.07)	(0.06)	(0.06)	(0.06)	(0.06)	(0.06)	(0.07)	(0.07)
Total financing spreads	1.15	0.79	0.89	1.04	1.00	1.19	1.37	1.52

*	Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at a borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

CAPSTEAD MORTGAGE CORPORATION
FAIR VALUE ANALYSIS
(in thousands, unaudited)

	December 31, 2013					December 31, 2012
	Unpaid Principal Balance	Investment Premiums	Basis or Notional Amount	Fair Value	Unrealized Gains (Losses)	Unrealized Gains (Losses)
Residential mortgage investments classified as available-for-sale: (a) (b)
Fannie Mae/Freddie Mac securities:
Current-reset ARMs	$6,139,583	$156,779	$6,296,362	$6,492,720	$196,358	$250,550
Longer-to-reset ARMs	4,536,037	186,673	4,722,710	4,738,337	15,627	43,772
Fixed-rate	44	–	44	47	3	5
Ginnie Mae securities :
Current-reset ARMs	1,146,751	34,819	1,181,570	1,193,085	11,515	14,693
Longer-to-reset ARMs	998,888	39,577	1,038,465	1,040,410	1,945	17,429
	$12,821,303	$417,848	$13,239,151	$13,464,599	$225,448	$326,449
Interest rate swap positions (c)			$6,800,000	$(6,299)	$(6,305)	$(32,539)

(a)	Unrealized gains and losses on residential mortgage securities classified as available-for-sale are recorded as a component of Accumulated other comprehensive income in Stockholders’ equity. Gains or losses are generally recognized in earnings only if sold. Residential mortgage securities classified as held-to-maturity with a cost basis of $4 million and unsecuritized investments in residential mortgage loans with a cost basis of $7 million are not subject to mark-to-market accounting and therefore have been excluded from this analysis.

(b)	Capstead classifies its residential ARM securities based on the average length of time until the loans underlying each security reset to more current rates (see page 12 of this release for further information).

(c)	To help mitigate exposure to higher interest rates, Capstead typically uses currently-paying and forward-starting one-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements with two-year interest payment terms. Additionally, the Company has entered into three forward-starting swap agreements with notional amounts totaling $100 million and terms coinciding with the variable-rate terms of the Company’s long-term unsecured borrowings that begin in 2015 and 2016 and end with their maturities in 2035 and 2036. Swap positions are carried on the balance sheet at fair value with related unrealized gains or losses arising while designated as cash flow hedges for accounting purposes reflected as a component of Accumulated other comprehensive income in Stockholders’ equity and related hedge ineffectiveness recognized in Interest expense. As of December 31, 2013, these swap positions had the following characteristics:

Period of Contract Expiration	Notional Amount	Average Fixed Rate Payment Requirement	Fair Value	Unrealized Gains (Losses)
Currently-paying contracts:
First quarter 2014	$200,000	0.60%	$(5)	$(5)
Second quarter 2014	400,000	0.51	(326)	(324)
Third quarter 2014	200,000	0.51	(314)	(314)
Fourth quarter 2014	500,000	0.58	(1,370)	(1,365)
First quarter 2015	1,100,000	0.50	(2,981)	(2,981)
Second quarter 2015	200,000	0.43	(407)	(407)
Third quarter 2015	400,000	0.47	(889)	(889)
Fourth quarter 2015	1,200,000	0.45	(1,665)	(1,665)
(average expiration: 14 months)	4,200,000	0.50	(7,957)	(7,950)
Forward-starting contracts:
First quarter 2016	1,700,000	0.51	(3,347)	(3,347)
Second quarter 2016	800,000	0.46	1,094	1,081
(average expiration: 25 months)	2,500,000	0.50	(2,253)	(2,266)
(average expiration: 18 months)	$6,700,000		$(10,210)	$(10,216)
Forward-starting contracts expiring in 2035and 2036 related to unsecured borrowings	$100,000	4.09	$3,911	$3,911

After consideration of portfolio financing-related swap positions, Capstead’s residential mortgage investments and related borrowings had durations as of December 31, 2013 of approximately 11¾ and 9¾ months, respectively, for a net duration gap of approximately 2 months.  Duration is a measure of market price sensitivity to changes in interest rates.

CAPSTEAD MORTGAGE CORPORATION
RESIDENTIAL ARM SECURITIES PORTFOLIO STATISTICS
(as of December 31, 2013)
(dollars in thousands, unaudited)

ARM Type (a)	Amortized Cost Basis (b)	Net(b) WAC (c)	Fully Indexed(b) WAC (c)	Average Net(b) Margins (c)	Average Periodic(b) Caps (c)	Average Lifetime(b) Caps (c)	Months To(b) Roll (a)
Current-reset ARMs:
Fannie Mae Agency Securities	$4,658,862	2.33%	2.16%	1.71%	3.29%	10.09%	5.4
Freddie Mac Agency Securities	1,637,500	2.44	2.25	1.83	2.13	10.58	6.4
Ginnie Mae Agency Securities	1,181,571	2.52	1.66	1.51	1.04	8.80	8.7
Residential mortgage loans	4,262	3.45	2.26	2.02	1.50	10.94	4.5
	7,482,195	2.39	2.10	1.70	2.69	9.99	6.1
Longer-to-reset ARMs:
Fannie Mae Agency Securities	2,972,662	2.86	2.33	1.75	4.89	7.87	40.3
Freddie Mac Agency Securities	1,750,047	2.93	2.40	1.82	4.83	7.96	40.7
Ginnie Mae Agency Securities	1,038,465	2.78	1.66	1.51	1.11	7.87	30.9
	5,761,174	2.86	2.23	1.73	4.19	7.90	38.7
	$13,243,369	2.59	2.16	1.71	3.34	9.08	20.2

Gross WAC (rate paid by borrowers) (d)		3.20

(a)	Capstead classifies its ARM securities based on the average length of time until the loans underlying each security reset to more current rates (“months-to-roll”) (less than 18 months for “current-reset” ARM securities, and 18 months or greater for “longer-to-reset” ARM securities). Once an ARM loan reaches its initial reset date, it will reset at least once a year to a margin over a corresponding interest rate index, subject to periodic and lifetime limits or caps.

(b)	Amortized cost basis represents the Company’s investment (unpaid principal balance plus unamortized investment premiums) before unrealized gains and losses. As of December 31, 2013, the ratio of amortized cost basis to related unpaid principal balance for the Company’s ARM securities was 103.26. This table excludes $2 million in fixed-rate Agency Securities, $3 million in fixed-rate residential mortgage loans and $2 million in private residential mortgage pass-through securities held as collateral for structured financings.

(c)	Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees as of the indicated date. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins as of the indicated date. Average net margins represent the weighted average levels over the underlying indexes that the portfolio can adjust to upon reset, usually subject to initial, periodic and/or lifetime limits, or caps, on the amount of such adjustments during any single interest rate adjustment period and over the contractual term of the underlying loans. ARM securities issued by the GSEs with initial fixed-rate periods of five years or longer typically have 500 basis point initial caps with 200 basis point periodic caps. Additionally, certain ARM securities held by the Company are subject only to lifetime caps or were not subject to a cap. For presentation purposes, average periodic caps in the table above reflect initial caps until after an ARM security has reached its initial reset date and lifetime caps, less related current net WAC, for ARM securities subject only to lifetime caps. At year-end, 73% of current-reset ARMs were subject to periodic caps averaging 1.82%; 13% were subject to initial caps averaging 2.67%; 13% were subject to lifetime caps, less related current net WAC, averaging 7.63%; and 1% were not subject to a cap. All longer-to-reset ARM securities at December 31, 2013 were subject to initial caps.

(d)	Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of the indicated balance sheet date.